Exhibit 99.2

PACIFIC MERCANTILE BANCORP

Annual Report on Form 10-K
for the Quarter ended December 31, 2002

CERTIFICATION

Pursuant to Section 906 of the Sarbanes–Oxley Act of 2002

          The undersigned, who is the Chief Financial Officer of Pacific Mercantile Bancorp (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2003	/s/ NANCY A. GRAY

Nancy A. Gray, Chief Financial Officer